As filed with the Securities and Exchange Commission on September 28, 2020

Investment Company Act File No. 811-09735

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 25	☒

(Check appropriate box or boxes)

MASTER FOCUS GROWTH LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway,

Wilmington, Delaware 19809

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (800) 441-7762

John M. Perlowski

Master Focus Growth LLC

55 East 52nd Street

New York, New York 10055

United States of America

(Name and Address of Agent for Service)

Copies to:

Counsel for the Registrant:
John A. MacKinnon, Esq.	Janey Ahn, Esq.
Sidley Austin LLP	BlackRock Advisors, LLC
787 Seventh Avenue	55 East 52nd Street
New York, New York 10019	New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by Master Focus Growth LLC (the “Registrant” or the “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A (Securities Act File No. 333-89775 and Investment Company Act File No. 811-09651) of BlackRock Large Cap Focus Growth Fund, Inc. (formerly known as BlackRock Focus Growth Fund, Inc.) (the “Fund”), as filed with the Securities and Exchange Commission (the “Commission” or “SEC”) on September 25, 2020, and as amended or supplemented from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of the Fund.

The Fund invests all of its assets in interests in the Master LLC. The Fund is the only feeder fund that currently invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

The Master LLC is an open-end investment company that was organized on October 25, 1999 as a statutory trust under the laws of the State of Delaware and was originally named Master Focus Twenty Trust. Effective June 15, 2007, the statutory trust was converted to a Delaware limited liability company and was renamed Master Focus Twenty LLC. Effective December 17, 2007, the Master LLC changed its name to Master Focus Growth LLC.

PART A

September 28, 2020

Master Focus Growth LLC

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 5.	Management.

(a) Investment Manager.

The Master LLC’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”).

(b) Portfolio Managers.

Name	Portfolio Manager of the Master LLC Since	Title
Lawrence Kemp	2013	Managing Director of BlackRock, Inc.
Phil Ruvinsky	2020	Managing Director of BlackRock, Inc.

Item 6.	Purchase and Sales of Master LLC Interests.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC.

The Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the New York Stock Exchange (“NYSE” or the “Exchange”) is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem the Fund’s interests at the next determined net asset value.

Item 7.	Tax Information.

The Master LLC has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund for U.S. federal income tax purposes. If the Master LLC has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master LLC will be a partnership for U.S. federal income tax purposes. Whether the Master LLC is a partnership or disregarded as a separate entity, it will generally not be subject to U.S. federal income tax.

Item 8.	Financial Intermediary Compensation.

Not applicable.

Item 9.	Investment Objective, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objective.

The investment objective of the Master LLC is long-term capital appreciation.

(b) Implementation of Investment Objective.

Outlined below are the main strategies the Master LLC uses in seeking to achieve its investment objective.

Under normal circumstances, the Master LLC seeks to invest at least 80% of its net assets plus the amount of any borrowings for investment purposes in large cap equity securities and derivatives that have similar economic characteristics to such securities. For purposes of the Master LLC’s 80% policy, large cap equity securities are equity securities that at the time of purchase have a market capitalization within the range of companies included in the Russell 1000® Growth Index (the “Russell 1000 Growth Index”). The Russell 1000 Growth Index is a capitalization-weighted index from a broad range of industries chosen for market size, liquidity and industry group representation. Equity securities consist of common stock, preferred stock and convertible securities, other financial instruments that are components of, or have characteristics similar to, the securities included in the Russell 1000 Growth Index, and American Depositary Receipts (“ADRs”), which are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign company.

The Master LLC is an aggressive growth fund that invests primarily in common stock of not less than 25 to not more than 45 aggressive growth companies. The Master LLC may invest without limitation in the securities of foreign companies in the form of ADRs.

In addition to ADRs, the Master LLC may also invest up to 20% of its total assets in other forms of securities of foreign companies, including European Depositary Receipts, which are receipts typically issued in Europe evidencing an ownership arrangement with the foreign company or other securities convertible into securities of foreign companies.

Companies are selected through a process of both top-down macro-economic analysis of economic and business conditions, and bottom-up analysis of the business fundamentals of individual companies. The Master LLC will emphasize common stock of companies with mid to large stock market capitalizations; however, the Master LLC also may invest in the common stock of small companies. The stocks are selected from a universe of companies that Master LLC management believes have above average growth potential. Master LLC management will make investment decisions based on judgments regarding several valuation parameters relative to anticipated rates of growth in earnings and potential rates of return on equity.

Other Strategies. In addition to the main strategies discussed above, the Master LLC may use certain other investments and investment strategies. The Master LLC may also invest in or engage in the following investments/strategies:

Borrowing — The Master LLC may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for interest repurchases or for the clearance of transactions, subject to the limits set forth under the Investment Company Act, the rules and regulations thereunder and any applicable exemptive relief.

Debt Securities — The Master LLC may invest in investment grade, non-convertible debt securities, and U.S. Government securities of any maturity, although it typically will not do so to a significant extent.

Derivative Transactions — The Master LLC may also invest in certain derivative securities. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), or an index such as the Russell 1000® Growth Index. The Master LLC may, but is not required to, use derivatives, such as swaps, futures and options, to hedge its investment portfolio against market, interest rate and currency risks or to seek to enhance its return.

Emerging Markets Issuers — The Master LLC may also invest a portion of its assets in securities of issuers located in emerging markets.

Illiquid Investments — The Master LLC may invest up to an aggregate amount of 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Master LLC reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

Investment Companies — The Master LLC has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds. The Master LLC may invest in affiliated investment companies, including affiliated money market funds and affiliated exchange-traded funds (“ETFs”).

Repurchase Agreements and Purchase and Sale Contracts — The Master LLC may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period.

Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include Rule 144A securities, which are privately placed securities that can be resold to qualified institutional buyers but not to the general public, and securities of U.S. and non-U.S. issuers that are offered pursuant to Regulation S under the Securities Act of 1933, as amended.

Rights — The Master LLC may purchase securities pursuant to the exercise of subscription rights, which allow an issuer’s existing shareholders to purchase additional common stock at a price substantially below the market price of the shares.

Securities Lending — The Master LLC may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

Short Sales — The Master LLC may engage in short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Master LLC does not own declines in value. A short sale is a transaction in which the Master LLC sells securities borrowed from others with the expectation that the price of the security will fall before the Master LLC must purchase the security to return it to the lender. The Master LLC will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 5% of the value of its total assets. The Master LLC may also make short sales “against the box” without regard to this restriction. In this type of short sale, at the time of the sale, the Master LLC owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Temporary Defensive Strategies — The Master LLC may invest in excess of 35% of its total assets in cash or U.S. dollar denominated high quality short-term debt instruments for temporary defensive purposes, to maintain liquidity or when economic or market conditions are unfavorable for profitable investing. Normally, a portion of the Master LLC’s assets will be held in these short-term instruments in anticipation of investment in equities or to meet redemptions. These types of investments typically have a lower yield than other longer-term investments and lack the capital appreciation potential of equity securities. In addition, while these investments are generally designed to limit the Master LLC’s losses, they can prevent the Master LLC from achieving its investment objective.

Warrants — A warrant gives the Master LLC the right to buy stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price and the date the warrant expires. The Master LLC has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Master LLC is able to exercise it or sell it before it expires.

(c) Risks.

This section contains a discussion of the general risks of investing in the Master LLC. As with any fund, there can be no guarantee that the Master LLC will meet its investment objective or that the Master LLC’s performance will be positive for any period of time. Investors may lose money investing in the Master LLC. The order of the below risk factors does not indicate the significance of any particular risk factor.

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.

Depositary Receipts Risk — Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. In addition to investment risks associated with the underlying issuer, depositary receipts expose the Master LLC to additional risks associated with the non-uniform terms that apply to depositary receipt programs, credit exposure to the depository bank and to the sponsors and other parties with whom the depository bank establishes the programs, currency risk and the risk of an illiquid market for depositary receipts. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts.

Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master LLC could decline if the financial condition of the companies the Master LLC invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

Focus Risk — Under normal circumstances, the Master LLC focuses its investments in the securities of a limited number of issuers. This may subject the Master LLC to greater issuer-specific risk and potential losses than a fund that invests in the securities of a greater number of issuers.

Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Master LLC will lose money. In particular, the Master LLC is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Master LLC to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Master LLC Assets Outside the United States — The Master LLC generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Master LLC’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Master LLC to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Master LLC can earn on its investments and typically results in a higher operating expense ratio for the Master LLC than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which the Master LLC invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Master LLC’s portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Master LLC’s ability to purchase or sell foreign securities or transfer the Master LLC’s assets or income back into the United States, or otherwise adversely affect the Master LLC’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Master LLC’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Master LLC’s investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Master LLC to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Master LLC management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Master LLC to carry out transactions. If the Master LLC cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Master LLC cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Master LLC could be liable for any losses incurred.

Withholding Tax Reclaims Risk — The Master LLC may file claims to recover foreign withholding taxes on dividend and interest income (if any) received from issuers in certain countries and capital gains on the disposition of stocks or securities where such withholding tax reclaim is possible. Whether or when the Master LLC will receive a withholding tax refund is within the control of the tax authorities in such countries. Where the Master LLC expects to recover withholding taxes, the net asset value of the Feeder Fund generally includes accruals for such tax refunds. The Feeder Fund regularly evaluates the probability of recovery. If the likelihood of recovery materially decreases, due to, for example, a change in tax regulation or approach in the foreign country, accruals in the Feeder Fund’s net asset value for such refunds may be written down partially or in full, which will adversely affect the Feeder Fund’s net asset value. Shareholders in the Feeder Fund at the time an accrual is written down will bear the impact of the resulting reduction in net asset value regardless of whether they were shareholders during the accrual period. Conversely, if the Master LLC receives a tax refund that has not been previously accrued, shareholders in the Feeder Fund at the time of the successful recovery will benefit from the resulting increase in the Feeder Fund’s net asset value. Shareholders who sold their shares prior to such time will not benefit from such increase in the Feeder Fund’s net asset value.

Investment Style Risk — Under certain market conditions, growth investments have performed better during the later stages of economic expansion. Therefore, this investment style may over time go in and out of favor. At times when the investment style used by the Master LLC is out of favor, the Master LLC may underperform other equity funds that use different investment styles.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master LLC invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. The value of a security or other asset may decline due to changes in general market conditions, economic trends or events that are not specifically related to the issuer of the security or other asset, or factors that affect a particular issuer or issuers, exchange, country, group of countries, region, market, industry, group of industries, sector or asset class. Local, regional or global events such as war, acts of terrorism, the spread of infectious illness or other public health issues like pandemics or epidemics, recessions, or other events could have a significant impact on the Master LLC and its investments. Selection risk is the risk that the securities selected by Master LLC management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

A recent outbreak of an infectious coronavirus has developed into a global pandemic that has resulted in numerous disruptions in the market and has had significant economic impact leaving general concern and uncertainty. The impact of this coronavirus, and other epidemics and pandemics that may arise in the future, could affect the economies of many nations, individual companies and the market in general ways that cannot necessarily be foreseen at the present time.

Mid Cap Securities Risk — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

Preferred Securities Risk — Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.

Sector Risk — Sector risk is the risk that the Master LLC’s concentration in the securities of companies in a specific market sector or industry will cause the Master LLC to be more exposed to the price movements of companies in and developments affecting that sector than a more broadly diversified fund. To the extent that the Master LLC concentrates its investments in a particular sector, there is the risk that the Master LLC will perform poorly during a downturn in that sector.

The Master LLC may also be subject to certain other non-principal risks associated with its investments and investment strategies, including:

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Master LLC interests and in the return on the Master LLC’s portfolio. Borrowing will cost the Master LLC interest expense and other fees. The costs of borrowing may reduce the Master LLC’s return. Borrowing may cause the Master LLC to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

Cyber Security Risk — Failures or breaches of the electronic systems of the Master LLC, the Master LLC’s adviser, distributor, and other service providers, or the issuers of securities in which the Master LLC invests have the ability to cause disruptions and negatively impact the Master LLC’s business operations, potentially resulting in financial losses to the Master LLC and its interestholders. While the Master LLC has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Master LLC cannot control the cyber security plans and systems of the Master LLC’s service providers or issuers of securities in which the Master LLC invests.

Debt Securities Risk — Debt securities, such as bonds, involve credit risk. Credit risk refers to the possibility that the issuer of a debt security (i.e., the borrower) will not be able to make payments of interest and principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Master LLC’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Debt securities are also subject to interest rate risk. Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities. The Master LLC may be subject to a greater risk of rising interest rates due to the current period of historically low rates.

Derivatives Risk — The Master LLC’s use of derivatives may increase its costs, reduce the Master LLC’s returns and/or increase volatility. Derivatives involve significant risks, including:

Volatility Risk — The Master LLC’s use of derivatives may reduce the Master LLC’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master LLC’s use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.

Market and Illiquidity Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master LLC to sell or otherwise close a derivatives position could expose the Master LLC to losses and could make derivatives more difficult for the Master LLC to value accurately. The Master LLC could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master LLC’s derivatives positions to lose value.

Valuation Risk — Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Master LLC to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Master LLC to potential losses that exceed the amount originally invested by the Master LLC.

Hedging Risk — When a derivative is used as a hedge against a position that the Master LLC holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master LLC’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Feeder Fund realizes from its investments. As a result, a larger portion of the Feeder Fund’s distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by the Feeder Fund. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service (the “IRS”).

Regulatory Risk — Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives are subject to margin requirements and swap dealers are required to collect margin from the Master LLC with respect to such derivatives. Specifically, regulations are now in effect that require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of over-the-counter (“OTC”) swaps with the Master LLC. Shares of investment companies (other than certain money market funds) may not be posted as collateral under these regulations. Requirements for posting of initial margin in connection with OTC swaps will be phased-in through at least 2021. In addition, regulations adopted by global prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Master LLC, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The implementation of these requirements with respect to derivatives, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs and risks to the Master LLC of trading in these instruments and, as a result, may affect returns to investors in the Master LLC.

In November 2019, the SEC proposed new regulations governing the use of derivatives by registered investment companies. If adopted as proposed, new Rule 18f-4 would impose limits on the amount of derivatives a fund could enter into, eliminate the asset segregation framework currently used by funds to comply with Section 18 of the Investment Company Act, treat derivatives as senior securities so that a failure to comply with the proposed limits would result in a statutory violation and require funds whose use of derivatives is more than a limited specified exposure amount to establish and maintain a comprehensive derivatives risk management program and appoint a derivatives risk manager.

In addition, other future regulatory developments may impact the Master LLC’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Master LLC itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Master LLC to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Master LLC’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Master LLC

Swaps — Swap agreements, including total return swaps that may be referred to as contracts for difference, are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Master LLC has entered into the swap will default on its obligation to pay the Master LLC and the risk that the Master LLC will not be able to meet its obligations to pay the other party to the agreement. Swap agreements may also involve the risk that there is an imperfect correlation between the return on the Master LLC’s obligation to its counterparty and the return on the referenced asset. In addition, swap agreements are subject to market and illiquidity risk, leverage risk and hedging risk.

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Master LLC and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options — An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Master LLC purchases an option, it may lose the total premium paid for it if the price of the underlying security or other assets decreased, remained the same or failed to increase to a level at or beyond the exercise price (in the case of a call option) or increased, remained the same or failed to decrease to a level at or below the exercise price (in the case of a put option). If a put or call option purchased by the Master LLC were permitted to expire without being sold or exercised, its premium would represent a loss to the Master LLC. To the extent that the Master LLC writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Master LLC could experience a substantial loss.

Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets may include those in countries considered emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Expense Risk — Master LLC expenses are subject to a variety of factors, including fluctuations in the Master LLC’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master LLC’s net assets decrease due to market declines or redemptions, the Master LLC’s expenses will increase as a percentage of Master LLC net assets. During periods of high market volatility, these increases in the Master LLC’s expense ratio could be significant.

Illiquid Investments Risk — The Master LLC’s illiquid investments may reduce the returns of the Master LLC because it may be difficult to sell the illiquid investments at an advantageous time or price. An investment may be illiquid due to, among other things, the lack of an active trading market. To the extent that the Master LLC’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master LLC will tend to have the greatest exposure to the risks associated with illiquid investments. Liquid investments may become illiquid after purchase by the Master LLC, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Master LLC is forced to sell these investments to meet redemption requests or for other cash needs, the Master LLC may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Master LLC, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies, including ETFs, are subject to market and selection risk. In addition, if the Master LLC acquires shares of investment companies, including ones affiliated with the Master LLC, interestholders bear both their proportionate share of expenses in the Master LLC (including management and advisory fees) and, indirectly, the expenses of the investment companies (to the extent not offset by BlackRock through waivers). To the extent the Master LLC is held by an affiliated fund, the ability of the Master LLC itself to hold other investment companies may be limited.

Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Master LLC to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Master LLC is subject to the federal securities laws, including the Investment Company Act, the rules thereunder, and various SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Master LLC must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff- approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause the Master LLC to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Master LLC’s portfolio will be magnified when the Master LLC uses leverage.

Repurchase Agreements and Purchase and Sale Contracts Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Master LLC may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Master LLC may lose money.

Restricted Securities Risk — Limitations on the resale of restricted securities may have an adverse effect on their marketability, and may prevent the Master LLC from disposing of them promptly at advantageous prices. Restricted securities may not be listed on an exchange and may have no active trading market. In order to sell such securities, the Master LLC may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Other transaction costs may be higher for restricted securities than unrestricted securities. Restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility. Also, the Master LLC may get only limited information about the issuer of a given restricted security, and therefore may be less able to predict a loss. Certain restricted securities may involve a high degree of business and financial risk and may result in substantial losses to the Master LLC.

Rights Risk — The failure to exercise subscription rights to purchase common stock would result in the dilution of the Master LLC’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Master LLC may not always realize full value on the sale of rights.

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master LLC may lose money and there may be a delay in recovering the loaned securities. The Master LLC could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Feeder Fund.

Short Sales Risk — Because making short sales in securities that it does not own exposes the Master LLC to the risks associated with those securities, such short sales involve speculative exposure risk. The Master LLC will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Master LLC replaces the security sold short. The Master LLC will realize a gain if the security declines in price between those dates. As a result, if the Master LLC makes short sales in securities that increase in value, it will likely underperform similar funds that do not make short sales in securities they do not own. There can be no assurance that the Master LLC will be able to close out a short sale position at any particular time or at an acceptable price. Although the Master LLC’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Master LLC may also pay transaction costs and borrowing fees in connection with short sales.

Valuation Risk — The price the Master LLC could receive upon the sale of any particular portfolio investment may differ from the Master LLC’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master LLC, and the Master LLC could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The Master LLC’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Master LLC will lose any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10.	Management, Organization and Capital Structure.

(a) Management.

(1) Investment Adviser.

BlackRock, the Master LLC’s investment adviser, manages the Master LLC’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC (the “Board”). While BlackRock is ultimately responsible for the management of the Master LLC, it is able to draw upon the trading, research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. BlackRock is an indirect, wholly-owned subsidiary of BlackRock, Inc.

BlackRock, a registered investment adviser, was organized in 1994 to perform advisory services for investment companies. BlackRock and its affiliates had approximately $7.317 trillion in investment company and other portfolio assets under management as of June 30, 2020.

The Master LLC has entered into a management agreement (the “Management Agreement”) with BlackRock. Under the Management Agreement, BlackRock receives for its services to the Master LLC a fee at an annual rate of the average daily net assets of the Master LLC. The annual management fees payable to BlackRock (as a percentage of average daily net assets) are calculated as follows:

Average Daily Net Assets	Management Fee Rate
Not exceeding $5 billion	0.50%
In excess of $5 billion	0.45%

BlackRock has contractually agreed to waive the management fee with respect to any portion of the Master LLC’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and ETFs managed by BlackRock or its affiliates that have a contractual management fee, through December 31, 2021. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Master LLC pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates (the “affiliated money market fund waiver”), through December 31, 2021. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Master LLC or by a vote of a majority of the outstanding voting securities of the Master LLC.

Between October 5, 2017 and May 24, 2019, BlackRock reduced the sum of the management fee (as a percentage of the average daily net assets of the Master LLC) and the administration fee of the Fund (as a percentage of the daily net assets of the Fund) by 0.10%.

For the fiscal year ended August 31, 2019, the Manager received a management fee, net of any applicable waivers, at the annual rate of 0.43% of the Master LLC’s average daily net assets. For the period September 1, 2019 to May 31, 2020, BlackRock received a management fee, net of any applicable waivers, at the annual rate of 0.50% of the Master LLC’s average daily net assets.

A discussion of the basis for the Board’s approval of the Management Agreement with the Manager is included in the Master LLC’s annual shareholder report for the fiscal year ended May 31, 2020.

From time to time, a manager, analyst, or other employee of BlackRock or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of BlackRock or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and BlackRock disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Master LLC are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master LLC.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers or employees, in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master LLC and its interestholders.

BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Master LLC. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLC. BlackRock or one or more Affiliates act or may act as an investor, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, trader, lender, index provider, agent and/or principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Master LLC may directly or indirectly invest. The Master LLC may invest in securities of, or engage in other transactions with, companies with which an Affiliate has significant debt or equity investments or other interests. The Master LLC may also invest in issuances (such as structured notes) by entities for which an Affiliate provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. The Master LLC also may invest in securities of, or engage in other transactions with, companies for which an Affiliate provides or may in the future provide research coverage. An Affiliate may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Master LLC or who engage in transactions with or for the Master LLC, and may receive compensation for such services. BlackRock or one or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master LLC and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master LLC. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Master LLC and BlackRock, to the extent permitted under the Investment Company Act). The trading activities of BlackRock and these Affiliates are carried out without reference to positions held directly or indirectly by the Master LLC and may result in BlackRock or an Affiliate having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Master LLC.

Neither BlackRock nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master LLC. As a result, an Affiliate may compete with the Master LLC for appropriate investment opportunities. The results of the Master LLC’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by BlackRock or an Affiliate, and it is possible that the Master LLC could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master LLC may, from time to time, enter into transactions in which BlackRock or an Affiliate or their directors, officers or employees or other clients have an adverse interest. Furthermore, transactions undertaken by clients advised or managed by BlackRock or its Affiliates may adversely impact the Master LLC. Transactions by one or more clients or BlackRock or its Affiliates or their directors, officers or employees, may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master LLC. The Master LLC’s activities may be limited because of regulatory restrictions applicable to BlackRock or one or more Affiliates and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by the Board, the Master LLC has retained BlackRock Investment Management, LLC, an Affiliate of BlackRock, to serve as the securities lending agent for the Master LLC to the extent that the Master LLC participates in the securities lending program. For these services, the securities lending agent will receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.

The activities of BlackRock and its Affiliates and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Master LLC and its interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

Anti-Money Laundering Requirements

The Master LLC is subject to the USA PATRIOT Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, the Master LLC is required to obtain sufficient information from interestholders to enable it to form a reasonable belief that it knows the true identity of its interestholders. This information will be used to verify the identity of investors or, in some cases, the status of financial intermediaries. Such information may be verified using third-party sources. This information will be used only for compliance with the Patriot Act or other applicable laws, regulations and rules in connection with money laundering, terrorism or economic sanctions.

The Master LLC reserves the right to reject purchase orders from persons who have not submitted information sufficient to allow the Master LLC to verify their identity. The Master LLC also reserves the right to redeem any amounts in the Master LLC from persons whose identity it is unable to verify on a timely basis. It is the Master LLC’s policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

BlackRock Privacy Principles

BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal non-public information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our website.

BlackRock does not sell or disclose to non-affiliated third parties any non-public personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These non-affiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to non-public personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the non-public personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

(2) Portfolio Managers.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Lawrence Kemp	Jointly and primarily responsible for the day-to-day management of the Master LLC’s portfolio, including setting the Master LLC’s overall investment strategy and overseeing the management of the Master LLC.	2013	Managing Director of BlackRock, Inc. since 2012; prior to joining BlackRock, Inc., Mr. Kemp was a Managing Director of UBS Global Asset Management.
Phil Ruvinsky	Jointly and primarily responsible for the day-to-day management of the Master LLC’s portfolio, including setting the Master LLC’s overall investment strategy and overseeing the management of the Master LLC.	2020	Managing Director of BlackRock, Inc. since 2019; Director of BlackRock, Inc. from 2013 to 2018; Sector Head and Research Analyst at Surview Capital LLC from 2010 to 2013; Various positions, including Portfolio Manager and Investment Analyst, at UBS Global Asset Management from 2002 to 2010.

For more information about the portfolio managers, including other accounts managed, compensation, ownership of Fund shares and possible conflicts of interest, please see Part I of Part B of the BlackRock Registration Statement.

(3) Legal Proceedings.

On May 27, 2014, certain investors in the BlackRock Global Allocation Fund, Inc. (“Global Allocation”) and the BlackRock Equity Dividend Fund (“Equity Dividend”) filed a consolidated complaint in the United States District Court for the District of New Jersey against BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited (collectively, the “Defendants”) under the caption In re BlackRock Mutual Funds Advisory Fee Litigation. In the lawsuit, which purports to be brought derivatively on behalf of Global Allocation and Equity Dividend, the plaintiffs allege that the Defendants violated Section 36(b) of the Investment Company Act by receiving allegedly excessive investment advisory fees from Global Allocation and Equity Dividend. On June 13, 2018, the court granted in part and denied in part the Defendants’ motion for summary judgment. On July 25, 2018, the plaintiffs served a pleading that supplemented the time period of their alleged damages to run through the date of trial. The lawsuit seeks, among other things, to recover on behalf of Global Allocation and Equity Dividend all allegedly excessive advisory fees received by the Defendants beginning twelve months preceding the start of the lawsuit with respect to each of Global Allocation and Equity Dividend and ending on the date of judgment, along with purported lost investment returns on those amounts, plus interest. The trial on the remaining issues was completed on August 29, 2018. On February 8, 2019, the court issued an order dismissing the claims in their entirety. On March 8, 2019, the plaintiffs provided notice that they were appealing both the February 8, 2019 post-trial order and the June 13, 2018 order partially granting Defendants’ motion for summary judgment. On May 28, 2020, the appellate court affirmed the trial court’s orders. On June 26, 2020, the plaintiffs petitioned the appeals court for a rehearing, which was denied on July 9, 2020. The Defendants continue to believe the claims in the lawsuit are without merit.

(b) Capital Stock.

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors of the Master LLC, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.

Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the NYSE is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 11 herein.

Item 11.	Shareholder Information.

(a) Pricing of Interests in the Master LLC.

The Master LLC calculates the net asset value of its interests each day the NYSE is open generally as of the close of regular trading hours on the NYSE, based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. Eastern time. The net asset value used in determining share price for an investor in the Master LLC is the next one calculated after the investor’s purchase order is received.

Equity securities and other instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. The Master LLC values fixed-income portfolio securities and non-exchange traded derivatives using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master LLC’s approved independent third-party pricing services, each in accordance with valuation procedures approved by the Board. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of institutional round lot size, but the Master LLC may hold or transact in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. Short-term debt securities with remaining maturities of 60 days or less may be valued on the basis of amortized cost.

Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Foreign securities owned by the Master LLC may trade on weekends or other days when the Master LLC does not price its interests. As a result, the Master LLC’s net asset value may change on days when you will not be able to purchase or redeem the Master LLC’s interests.

Generally, trading in foreign securities, U.S. Government securities, money market instruments and certain fixed-income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master LLC’s interests are determined as of such times.

When market quotations are not readily available or are not believed by BlackRock to be reliable, the Master LLC’s investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or other liability is thinly traded (e.g., municipal securities, certain small cap and emerging growth companies and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing the Master LLC’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Master LLC. For instance, significant events may occur between the foreign market close and the close of business on the NYSE that may not be reflected in the computation of the Master LLC’s net assets. If such event occurs, those instruments may be fair valued. Similarly, foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Master LLC’s pricing time.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Master LLC’s net asset value.

The Master LLC may accept orders from certain authorized financial intermediaries or their designees. The Master LLC will be deemed to receive an order when accepted by the financial intermediary or designee and the order will receive the net asset value next computed by the Master LLC after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within two business days after receipt by the Master LLC of a redemption request in proper form, but in any event within seven days, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

Under normal circumstances, the Master LLC expects to meet redemption requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master LLC’s portfolio may be comprised of less-liquid investments, the Master LLC may be more likely to limit cash redemptions and may determine to pay redemption proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders, (ii) borrowing from another open-end BlackRock-advised fund pursuant to an interfund lending program, to the extent permitted by the Master LLC’s investment policies and restrictions as set forth in Part B of this Registration Statement, and/or (iii) transferring portfolio securities in-kind to a Feeder Fund. Part B of this Registration Statement includes more information about the Master LLC’s line of credit and interfund lending program, to the extent applicable.

If the Master LLC pays redemption proceeds by transferring portfolio securities in-kind to a Feeder Fund, the Feeder Fund may pay transaction costs to dispose of the securities, and the Feeder Fund may receive less for them than the price at which they were valued for purposes of redemption.

(d) Dividends and Distributions.

Not applicable.

(e) Frequent Purchase and Redemption of the Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of the BlackRock Registration Statement for more information.

(f) Tax Consequences.

The Master LLC has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund for U.S. federal income tax purposes. If the Master LLC has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master LLC will be a partnership for U.S. federal income tax purposes.

Whether the Master LLC is a partnership or disregarded as a separate entity, it will generally not be subject to U.S. federal income tax. The Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, the Feeder Fund will take into account its share of the Master LLC’s gross income and assets for purposes of the Feeder Fund’s gross income and asset diversification tests.

It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that the Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Master LLC and the Feeder Fund meets all other requirements for such qualification not within the control of the Master LLC.

Item 12.	Distribution Arrangements.

(a) Sales Loads.

Not applicable.

(b) 12b-1 Fees.

Not applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the board of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “Management of the Fund — Master/Feeder Structure.”

PART B.

September 28, 2020

Master Focus Growth LLC

Item 14.	Cover Page and Table of Contents.

This Part B of the Registration Statement, which is not a prospectus, supplements and should be read in conjunction with the current Part A of the Registration Statement of Master Focus Growth LLC (the “Master LLC”), dated September 28, 2020, as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A (Securities Act File No. 333-89775 and Investment Company Act File No.  811-09651) of BlackRock Large Cap Focus Growth Fund, Inc. (formerly known as BlackRock Focus Growth Fund, Inc.) (the “Fund”), as filed with the Securities and Exchange Commission (“SEC”) on September 25, 2020, and as amended or supplemented from time to time (the “BlackRock Registration Statement”). This Registration Statement should be read in conjunction with the BlackRock Registration Statement. Part A of the BlackRock Registration Statement includes the prospectus of the Fund. Part B of the BlackRock Registration Statement includes the Statement of Additional Information of the Fund.

The Master LLC is part of a “master/feeder” structure. The Fund invests all of its assets in interests in the Master LLC. The Fund is currently the only feeder fund that invests in the Master LLC. The Fund and any other feeder fund that may invest in the Master LLC from time to time are referred to herein as “Feeder Funds.”

Item 15.	Master LLC History.

The Master LLC is an open-end investment company that was organized on October 25, 1999 as a statutory trust under the laws of the State of Delaware and was originally named Master Focus Twenty Trust. Effective June 15, 2007, the statutory trust was converted to a Delaware limited liability company and was renamed Master Focus Twenty LLC. Effective December 17, 2007, the Master LLC changed its name to Master Focus Growth LLC.

Item 16.	Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Master LLC, the types of securities purchased by the Master LLC, the investment techniques used by the Master LLC, and certain risks relating thereto, as well as other information relating to the Master LLC’s investment programs (including information on the Interfund Lending Program, under which the Master LLC has the ability to borrow for temporary purposes), is incorporated herein by reference from the sections entitled “Investment Objective and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statement, the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement and “Appendix A — Description of Bond Ratings” of Part B of the BlackRock Registration Statement.

Information on any significant variation or anticipated variation in the Master LLC’s portfolio turnover rates, if any, is incorporated herein by reference to the section entitled “Additional Information” in Part I of Part B of the BlackRock Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.

Item 17.	Management of the Master LLC.

The following information supplements and should be read in conjunction with Item 10 of the Master LLC’s Part A.

(a) Management Information and (b) Leadership Structure and Board of Directors.

The Master LLC incorporates by reference the information concerning the management of the Master LLC from the section entitled “Information on Directors and Officers” in Part I of Part B of the BlackRock Registration Statement. The Board of Directors of the Master LLC (the “Board”) has responsibility for the overall management and operations of the Master LLC. The Board has the same chair and the same committee structure as the Board of Directors of the Fund.

(c) Compensation of Directors.

The Master LLC incorporates by reference the information concerning the compensation of the directors from the section entitled “Information on Directors and Officers — Compensation of Directors” in Part I of Part B of the BlackRock Registration Statement.

(d) Sales Loads.

Not applicable.

(e) Code of Ethics.

The Master LLC, the Fund, the Manager and BlackRock Investments, LLC (“BRIL”) each has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f) Proxy Voting Policies.

Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the sections entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement

Item 18.	Control Persons and Principal Holders of Securities.

As of September 9, 2020, the Fund owns 100% of the Master LLC’s outstanding interests and is the controlling interestholder of the Master LLC.

All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.

Item 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A.

Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement and the sections entitled “Management, Advisory and Other Service Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statement
Item 19(a)	Part B — Part I: Management, Advisory and Other Service Arrangements(a) Part B — Part II: Management and Other Service Arrangements (b)

Item 19(c)	Part B — Part I: Management, Advisory and Other Service Arrangements(a) Part B — Part II: Management and Other Service Arrangements (b)

Item 19(d)	Part B — Part I: Management, Advisory and Other Service Arrangements(a) Part B — Part II: Management and Other Service Arrangements (b)

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Part A — For More Information – Fund and Service Providers Part B — Part I: Management, Advisory and Other Service Arrangements(a) Part B — Part II: Management and Other Service Arrangements (b)

Item 19(i)	Part B — Part I: Portfolio Transactions and Brokerage — Securities Lending

(a)	Excluding the subsection entitled “Transfer Agency and Shareholders’ Administrative Services.”
(b)	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

BRIL, 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, is the Master LLC’s custodian. The custodian is responsible for safeguarding and controlling the Master LLC’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Master LLC’s investments. The custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Master LLC to be held in its offices outside the United States and with certain foreign banks and securities depositories.

Item 20.	Portfolio Managers.

Lawrence Kemp and Phil Ruvinsky are the portfolio managers of the Master LLC. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of the Fund’s shares is incorporated herein by reference to the section entitled “Management, Advisory and Other Service Arrangements” in Part I of Part B of the BlackRock Registration Statement.

Item 21.	Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocations for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Part I and Part II of Part B of the BlackRock Registration Statement.

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the Master LLC’s Limited Liability Company Agreement, the Directors are authorized to issue beneficial interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

The Master LLC is organized as a limited liability company under the laws of the State of Delaware. The Fund is entitled to vote in proportion to its investment in the Master LLC. The Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.

Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 23.	Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The aggregate net asset value of the Master LLC is determined once daily Monday through Friday generally as of the close of regular trading hours on the New York Stock Exchange (“Exchange” or “NYSE”) on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is received. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the Exchange is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business on the Exchange or the next determination of the aggregate net asset value of the Master LLC.

The Master LLC incorporates by reference information concerning the Master LLC’s pricing of interests from the following section of Part II of Part B of the BlackRock Registration Statement: “Pricing of Shares — Determination of Net Asset Value.”

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within two business days after receipt by the Master LLC of a redemption request in proper form, but in any event within seven days, except as provided by the rules of the SEC. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations.

Not applicable.

(c) Offering Price.

Not applicable.

(d) Redemptions in Kind.

Interests normally will be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders, or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities and other assets selected from the Master LLC’s portfolio holdings at its discretion. In-kind payment means payment will be made in portfolio securities and other assets rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities and other assets to cash. In an in-kind redemption, a pro-rata portion of the Master LLC’s portfolio holdings will generally be distributed to the redeeming interestholder. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. The value of interests of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time. Except for any CDSC or redemption fee that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings, you will receive all dividends reinvested through the date of redemption.

The right to redeem interests may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the SEC or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the SEC, as a result of which disposal of portfolio securities or determination of the net asset value of the Master LLC is not reasonably practicable, or (iii) for such other periods as the SEC may by order permit for the protection of interestholders of the Master LLC.

The Master LLC, with other investment companies advised by the Manager, has entered into a joint committed line of credit with a syndicate of banks that is intended to provide the Master LLC with a temporary source of cash to be used to meet redemption requests from interestholders in extraordinary or emergency circumstances.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests.

Not applicable.

Item 24.	Taxation of the Master LLC.

The Master LLC has one Feeder Fund and is disregarded as an entity separate from its Feeder Fund under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If the Master LLC has more than one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master LLC will be a partnership for U.S. federal income tax purposes.

Whether the Master LLC is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. The Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, the Feeder Fund will take into account its share of the Master LLC’s gross income and assets for purposes of the Feeder Fund’s gross income and asset diversification tests.

It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that the Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the Feeder Fund invests all of its investable assets in the Master LLC and the Feeder Fund meets all other requirements for such qualification not within the control of the Master LLC.

Certain transactions of the Master LLC are subject to special tax rules of the Internal Revenue Code that may, among other considerations, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to regulated investment companies). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund.

Special tax rules also will require certain types of positions to be marked-to-market (i.e., treated as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash.

If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, the Feeder Fund, by virtue of owning the Master LLC’s interests will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The Feeder Fund may be subject to U.S. federal income tax (plus an interest charge) on certain distributions from such a PFIC and on gain from the disposition of the shares in such a PFIC (collectively referred to as “excess distributions”). The Feeder Fund, even if it is a regulated investment company, cannot eliminate this tax by making distributions to its shareholders.

However, an election can be made to mark-to-market the interest in the PFIC, and thus to take into account the economic gains (and to a limited extent losses) in such investment as though the Feeder Fund’s shares in the PFIC had been sold and repurchased on the last day of the Feeder Fund’s taxable year. Such gain and loss are treated as ordinary income and loss. Alternatively, to the extent requisite information is made available to the Feeder Fund, an election may be made to treat a PFIC as a “qualified electing fund” (“QEF”), in which case the Feeder Fund will be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gain annually, regardless of whether it receives any distributions from the PFIC. With the mark-to-market or QEF election, the Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

If the Master LLC is treated as a partnership for U.S. federal income tax purposes, then, in the event of an audit, the U.S. federal income tax treatment of income and deductions of the Master LLC generally will be determined at the Master LLC level in a single proceeding (rather than by individual Internal Revenue Service audits of each Feeder Fund), which the Master LLC’s partnership representative will control. Any adjustment that results in additional tax (including interest and penalties thereon) will be assessed and collected at the Master LLC level in the current taxable year, with each current Feeder Fund indirectly bearing such cost, unless the Master LLC elects to have the partnership adjustment taken into account by each Feeder Fund that was an investor in the Master LLC in the year to which the adjustments relates. If the election is made, each Feeder Fund will be required to take into account such adjustment and pay tax on such adjustment at the Feeder Fund level, unless, if the Feeder Fund is a regulated investment company, it timely distributes the adjustment amount in the form of a “deficiency dividend” (within the meaning of section 860(f) of the Internal Revenue Code), in which case the Feeder Fund will only have to pay the interest charge imposed on regulated investment companies making a deficiency dividend. The legal and accounting costs incurred in connection with any regular audit of the Master LLC’s tax returns will be borne by each Feeder Fund and, indirectly, by their shareholders.

Investors are advised to consult their own tax advisers on the tax consequences of an investment in the Feeder Fund and the Master LLC.

Item 25.	Underwriter.

The exclusive placement agent for the Master LLC is BRIL, an affiliate of the Manager. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

Item 26.	Calculation of Performance Data.

Not applicable.

Item 27.	Financial Statements.

The audited financial statements and notes thereto in the Master LLC’s Annual Report to Shareholders for the fiscal year ended May 31, 2020 (the “2020 Annual Report”) are incorporated in this Part B by reference. No other parts of the 2020 Annual Report are incorporated by reference herein. The financial statements included in the 2020 Annual Report have been audited by Deloitte & Touche LLP. The report of Deloitte  & Touche LLP is incorporated herein by reference. Such financial statements have been incorporated herein in reliance upon the report of such firm given their authority as experts in accounting and auditing. Additional copies of the 2020 Annual Report may be obtained at no charge by telephoning BRIL at (800) 441-7762.

Master Focus Growth LLC

PART C. OTHER INFORMATION

Item 28.	Exhibits.

Exhibit Number		Description

1	—	Articles of Incorporation.

(a)	—	Certificate of Trust, dated October 25, 1999, is incorporated by reference to Exhibit 1(a) to the Registrant’s Registration Statement on Form N-1A (File No. 811-09735) under the Investment Company Act of 1940, as amended (the “Registrant’s Registration Statement”), filed on December 21, 1999.

(b)	—	Amended and Restated Declaration of Trust, dated December 7, 1999, is incorporated by reference to Exhibit 1(b) to the Registrant’s Registration Statement, filed on December 21, 1999.

(c)	—	Certificate of Amendment to Certificate of Trust, dated November 5, 1999, is incorporated by reference to Exhibit 1(c) to the Registrant’s Registration Statement, filed on December 21, 1999.

(d)	—	Limited Liability Company Agreement, dated June 15, 2007, is incorporated by reference to Exhibit 1(d) to Amendment No. 10 to the Registrant’s Registration Statement, filed on March 31, 2008.

(e)	—	Certificate of Conversion, dated June 15, 2007, is incorporated by reference to Exhibit 1(e) to Amendment No. 10 to the Registrant’s Registration Statement, filed on March 31, 2008.

(f)	—	Certificate of Formation, dated June 15, 2007, is incorporated by reference to Exhibit 1(f) to Amendment No. 10 to the Registrant’s Registration Statement, filed on March 31, 2008.

(g)	—	Certificate of Amendment to Certificate of Formation, dated December 13, 2007, is incorporated by reference to Exhibit 1(g) to Amendment No. 10 to the Registrant’s Registration Statement, filed on March 31, 2008.

2	—	By-laws.

(a)	—	Amended and Restated Bylaws of the Registrant, dated November 14, 2017, is incorporated by reference to Exhibit 2 to Amendment No. 21 to the Registrant’s Registration Statement, filed on December 29, 2017.

3	—	Instruments Defining Rights of Security Holders.

(a)	—	Reference is made to Article I, Article II (Sections 2.4 and 2.7), Article III (Sections 3.4, 3.8, 3.9, 3.10 3.11 and 3.12), Article V, Article VI, Article VII, Article VIII (Sections 8.1, 8.2, 8.3, 8.5, 8.6 and 8.8), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.3 and 11.5) of the Registrant’s Limited Liability Company Agreement, as amended and supplemented, filed as Exhibit 1(d) to the Registrant’s Registration Statement, and to Article I, Article II (Sections 2, 3 and 4), Article IV (Sections 1, 2 and 5) and Article V (Sections 3, 4, 5 and 6) of the Registrant’s Amended and Restated Bylaws filed as Exhibit 2(a) to the Registrant’s Registration Statement.

4	—	Investment Advisory Contracts.

(a)	—	Form of Investment Management Agreement between the Registrant and BlackRock Advisors, LLC is incorporated by reference to Exhibit 4(a) to Amendment No. 8 to the Registrant’s Registration Statement, filed on October 6, 2006.

(b)	—	Amendment No. 1 to the Investment Management Agreement between the Registrant and BlackRock Advisors, LLC is incorporated by reference to Exhibit 4(b) to Amendment No. 14 to the Registrant’s Registration Statement, filed on December 28, 2011.

(c)	—	Amendment No. 2 to the Investment Management Agreement between the Registrant and BlackRock Advisors, LLC is incorporated by reference to Exhibit 4(c) to Amendment No. 20 to the Registrant’s Registration Statement, filed on October 5, 2017.

5	—	Underwriting Contracts.

(a)	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6	—	Bonus or Profit Sharing Contracts.

(a)	—	None.

7	—	Custodian Agreements.

(a)	—	Form of Custody Agreement between the Registrant and The Bank of New York Mellon (formerly The Bank of New York) is incorporated by reference to Exhibit 7 of Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of BlackRock Mid Cap Dividend Series, Inc. (File No. 33-53887), filed on March 21, 2002.

8	—	Other Material Contracts.

(a)	—	Form of Seventh Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties is incorporated by reference to Exhibit (h)(5) of Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of BlackRock Variable Series Funds II, Inc. (File No. 333-224376), filed on April 16, 2020.

(b)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (f/k/a BlackRock Investments, Inc.) is incorporated by reference to Exhibit 8(b) to Amendment No. 11 to the Registrant’s Registration Statement, filed on December 22, 2008.

(c)	—	Form of Subscription Agreement for the Acquisition of an Interest in the Registrant is incorporated by reference to Exhibit 8(c) to Amendment No. 1 to the Registrant’s Registration Statement, filed on March 21, 2000.

(d)	—	Form of Ninth Amended and Restated Expense Limitation Agreement by and between the Registrant, BlackRock Advisors, LLC and BlackRock Fund Advisors is incorporated by reference to Exhibit 8(i) of Post-Effective Amendment No. 967 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 26305), filed on November 22, 2019.

(e)	—	Form of Master-Feeder Participation Agreement is incorporated by reference to Exhibit 8(d) to Amendment No. 2 to the Registrant’s Registration Statement, filed on March 27, 2001.

(f)	—	Form of Administration and Accounting Services Agreement between BlackRock Capital Appreciation Fund, Inc. and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) is incorporated by reference to Exhibit 8(g) of Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of BlackRock Capital Appreciation Fund, Inc. (File No. 33-47875), filed on January 28, 2013.

(g)	—	Form of Joinder and Amendment to Administration and Accounting Services Agreement between the Registrant and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) is incorporated by reference to Exhibit 8(c) of Post-Effective Amendment No. 148 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on January 28, 2015.

(h)	—	Form of Sixth Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC is incorporated by reference to Exhibit 13(d) of the Registration Statement on Form N-14 of BlackRock Multi-State Municipal Series Trust (File No. 333-235834), filed on January 7, 2020.

(i)	—	Form of Amended Accounting Support Services Agreement between the Registrant and BlackRock Advisors, LLC is incorporated by reference to Exhibit 8(g) of Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of BlackRock Natural Resources Trust (File No. 2-97095), filed on November 24, 2015.

9	—	Legal Opinion.

(a)	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10	—	Other Opinions.

(a)	—	Omitted pursuant to Paragraph 2(b) of instruction B of the General Instructions to Form N-1A.

11	—	Omitted Financial Statements.

(a)	—	Omitted pursuant to Paragraph 2(b) of instruction B of the General Instructions to Form N-1A.

12	—	Initial Capital Agreements.

(a)	—	Certificate of Holder of Beneficial Interests is incorporated by reference to Exhibit 12 to the Registrant’s Registration Statement, filed on December 21, 1999.

13	—	Rule 12b-1 Plan.

(a)	—	Not Applicable.

14	—	Rule 18f-3 Plan.

(a)	—	Not Applicable.

15	—	Reserved.

16	—	Codes of Ethics.

(a)	—	Code of Ethics of the Registrant, BlackRock Investments, LLC and BlackRock Advisors, LLC is incorporated by reference to Exhibit 16(a) of Post-Effective Amendment No. 956 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on May 29, 2019.

Item 29.	Persons Controlled by or Under Common Control with Registrant.

The Registrant does not control and is not under common control with any other person.

Item 30.	Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) referenced in Exhibit 1(d), Article IV of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) referenced in Exhibit 2(a), Section 10 of the Investment Management Agreement referenced in Exhibit 4(a), Section 6 of the Placement Agent Agreement referenced in Exhibit 8(b), Section 12 of the Administration and Accounting Services Agreement referenced in Exhibit 8(f) and Section 13 of the Sixth Amended and Restated Securities Lending Agency Agreement referenced in Exhibit 8(h). Directors, officers, employees and agents of the Registrant will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VIII, Section 8.1 of the LLC Agreement states:

“Section 8.1. No Personal Liability of Directors, etc.

(a) Directors. The Directors shall be entitled to the protection against personal liability for the obligations of the Company under Section 18-303(a) of the Act. No Director shall be liable to the Company, its Holders, or to any Director, officer, employee, or agent there of for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

(b) Officers, Employees or Agents of the Company. The officers, employees and agents of the Company shall not be subject to any personal liability whatsoever in his or her official or individual capacity to any Person (other than as provided in the following sentence). No officer, employee or agent of the Company shall be liable to the Company, its Holders, or to any Director, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

(c) The provisions of this Declaration, to the extent that they expand or restrict the duties and liabilities of the Trustees, officers, employees or agents of the Trust otherwise existing at law or in equity, are agreed by the Holders to modify to that extent such other duties and liabilities.”

Article VIII, Section 8.2 of the LLC Agreement states:

“Section 8.2. Indemnification. The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or (ii) an independent legal counsel in a written opinion.”

Article VIII, Section 8.3 of the LLC Agreement states:

“Section 8.3. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Section 8.1 or Section 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1 or Section 8.2 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Company Manager to the Company against any liability to the Company to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Company Manager to the Company.”

Article VIII, Section 8.6 of the LLC Agreement states:

“Section 8.6. Insurance. The Directors may maintain insurance for the protection of the Company Property, its Holders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable.”

Article IV, Section 1 of the Bylaws states:

“Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.”

Article IV, Section 2 of the Bylaws states:

“Section 2. Mandatory Indemnification.

(a) The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an “Indemnitee”) to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except, in the case of any advisory board member, with respect to any matter as to which such advisory board member shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such advisory board member shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”); provided, that in the case of a Director or officer of the Fund, he or she shall have been adjudicated to have acted with Disabling Conduct; provided, further, that as to any matter disposed of by a compromise payment by any such Director or officer of the Fund, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Director or officer of the Fund did not engage in Disabling Conduct by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are both Independent Directors and not parties to the proceeding (“Independent Non-Party Directors”), or by written opinion from independent legal counsel approved by the Directors. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any advisory board member as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such advisory board member (A) was authorized by a majority of the Directors or (B) was instituted by the advisory board member to enforce his or her rights to indemnification hereunder in a case in which the advisory board member is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b) Notwithstanding the foregoing, no indemnification of an advisory board member shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such advisory board member is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of Independent Non-Party Directors, that the advisory board member is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the advisory board member should be entitled to indemnification hereunder.

(c) Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(d) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met; provided, that a Director or officer of the Fund shall not be required to deliver a written affirmation of his or her good faith belief that the standards of conduct necessary for indemnification have been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(e) The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.

(f) The Fund shall indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund as provided in Section 8.2 of the Charter.

(g) Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of any person who is or was a Director, any advisory board member or any officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.”

Article IV, Section 4 of the Bylaws states:

“Section 4. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.”

Article IV, Section 5 of the Bylaws states:

“Section 5. Insurance. The Directors may maintain insurance for the protection of the Fund’s property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.”

The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31. Business and Other Connections of the Investment Adviser.

See Item 10 in Part A and Item 19 in Part B of this Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of BlackRock Large Cap Focus Growth Fund, Inc. (File No. 333-89775).

Item 32.	Principal Underwriters.

BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies, including the Registrant:

BlackRock Advantage Global Fund, Inc.	BlackRock Equity Dividend Fund
BlackRock Advantage U.S. Total Market Fund, Inc.	BlackRock ETF Trust
BlackRock Allocation Target Shares	BlackRock EuroFund
BlackRock Asian Dragon Fund, Inc.	BlackRock Financial Institutions Series Trust
BlackRock Balanced Capital Fund, Inc.	BlackRock FundsSM BlackRock Funds II BlackRock Funds III BlackRock Funds IV BlackRock Funds V BlackRock Funds VI
BlackRock Basic Value Fund, Inc.
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Capital Appreciation Fund, Inc.
BlackRock Emerging Markets Fund, Inc.

BlackRock Global Allocation Fund, Inc.

Funds For Institutions Series

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II

Master Advantages U.S. Total Market LLC

Master Bond LLC

Master Focus Growth LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Investment Portfolio II

Master Large Cap Series LLC

Quantitative Master Series LLC

Ready Assets Government Liquidity Fund

BlackRock Index Funds, Inc.
BlackRock Large Cap Focus Growth Fund, Inc.
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
BlackRock Long-Horizon Equity Fund
BlackRock Mid Cap Dividend Series, Inc.
BlackRock Multi-State Municipal Series Trust
BlackRock Municipal Bond Fund, Inc.
BlackRock Municipal Series Trust
BlackRock Natural Resources Trust
BlackRock Series Fund, Inc.
BlackRock Series Fund II, Inc.
BlackRock Series, Inc.
BlackRock Strategic Global Bond Fund, Inc.
BlackRock Variable Series Funds, Inc.
BlackRock Variable Series Funds II, Inc.

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Credit Strategies Fund

BlackRock Health Sciences Trust

BlackRock MuniAssets Fund, Inc.

BlackRock Science and Technology Trust

BlackRock Utilities, Infrastructure & Power Opportunities Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Abigail Reynolds	Chairman and Member, Board of Managers, and Chief Executive Officer	None
Christopher Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Lauren Bradley	Chief Financial Officer and Vice President	None
Gregory Rosta	Chief Compliance Officer and Director	None
Jon Maro	Chief Operating Officer and Director	None
Andrew Dickson	Secretary and Managing Director	None
Terri Slane	Assistant Secretary and Director	None
Anne Ackerley	Member, Board of Managers, and Managing Director	None
Michael Bishopp	Managing Director	None
Thomas Callahan	Member, Board of Managers, and Managing Director	None
Samara Cohen	Managing Director	None
Jonathan Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Paul Lohrey	Managing Director	None
Martin Small	Member, Board of Managers, and Managing Director	None
Jonathan Steel	Managing Director	None
Ariana Brown	Director	None
Chris Nugent	Director	None
Lourdes Sanchez	Vice President	None
Lisa Belle	Anti-Money Laundering Officer	Anti-Money Laundering Compliance Officer
Zach Buchwald	Member, Board of Managers	None
Gerald Pucci	Member, Board of Managers	None
Philip Vasan	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as distributor and placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

(d) The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286 (records relating to its functions as custodian).

(e) BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent and accounting services provider)

Item 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of Part A and Item 17 and Item 19 of Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on September 28, 2020.

MASTER FOCUS GROWTH LLC (REGISTRANT)

By:	/S/ JOHN M. PERLOWSKI
(John M. Perlowski, President and Chief Executive Officer)